UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 7, 2014

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25137	91-1608052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue NE, Suite 1000 Bellevue, Washington		98004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 702-8808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

SAP Merger - Regulatory Update

As previously disclosed, on September 18, 2014, Concur Technologies, Inc., a Delaware corporation (“Concur”), SAP America, Inc., a Delaware corporation (“SAP”) and Congress Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SAP (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, including the adoption of the Merger Agreement by Concur’s stockholders and clearances by relevant regulatory authorities, Merger Sub will merge with and into Concur and Concur will become a wholly-owned subsidiary of SAP.

As previously disclosed, the closing of the transactions contemplated by the Merger Agreement shall take place on a date specified by Concur and SAP, such date to be no later than the third international business day after satisfaction or waiver of all of the conditions set forth in the Merger Agreement. The conditions to effect the merger include the receipt of a written notification issued by the Committee on Foreign Investment in the United States (“CFIUS”) that it has concluded its review of the transactions contemplated by the Merger Agreement, or CFIUS has concluded an investigation into such transactions without sending a report to the President of the United States, or the President has decided not to take any action to suspend or prohibit such transactions; provided, that written notification from CFIUS is not required if the period during which CFIUS or the President must act (“CFIUS Review Period”) shall have expired without any such action being threatened, announced or taken or the President shall have announced or communicated to Concur or SAP a decision not to take any action to suspend or prohibit the transactions contemplated by the Merger Agreement.

Assuming no further review or investigation of the transactions contemplated by the Merger Agreement or other action to suspend or prohibit such transactions, the CFIUS Review Period will terminate on December 2, 2014. In such event and if all other conditions set forth in the Merger Agreement are either satisfied or waived, including our stockholders adopting the Merger Agreement, Concur and SAP currently anticipate that the closing of the transactions contemplated by the Merger Agreement will occur on December 4, 2014.

Under the Austrian Cartel Act, the transactions contemplated by the Merger Agreement may not be completed until the expiration of a four week waiting period following the filing of a notification with the Austrian Federal Competition Authority, unless the waiting period is earlier terminated. On November 3, 2014, the four week waiting period following the parties filing of a notification with the Austrian Federal Competition Authority expired without any action by either the Austrian Federal Competition Authority or the Federal Cartel Prosecutor to extend such period.

Forward Looking Statements

Statements in this communication regarding the proposed transaction between SAP and Concur, including the expected timetable for completing the transaction, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended (collectively, “forward-looking statements”). A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ inability to consummate the proposed merger due to failure to satisfy conditions to the completion of the transaction, including the receipt of stockholder approval or the regulatory approvals required for the transaction, which may not be obtained on the terms expected, on the anticipated schedule or at all; and the other factors described in the filings of SAP and of Concur that are described under “Important Additional Information Concerning the Merger and Where to Find It” below. SAP and Concur assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Important Additional Information Concerning the Merger and Where to Find It

In connection with the proposed merger, Concur has filed a definitive proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the SEC by Concur through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Proxy Statement from Concur at https://www.concur.com/en-us/investors/contact.

SAP and its directors and executive officers, and Concur and its directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of Concur in connection with the proposed merger. Information about the directors and executive officers of SAP is set forth in its Annual Report on Form 20-F, which was filed with the SEC on March 21, 2014. Information about the interests of Concur participants in the solicitation, which may be different from those of Concur stockholders generally, is set forth in Concur’s Annual Report on Form 10-K for the year ended September 30, 2013, its annual meeting proxy statement dated January 30, 2014 and the definitive proxy statement relating to the merger dated October 14, 2014, which are filed with the SEC. As of October 31, 2014, Concur’s directors and executive officers beneficially owned approximately 2.4% of Concur’s outstanding common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

DATE: November 7, 2014	By:	/s/ Francis J. Pelzer V
Francis J. Pelzer V
Chief Financial Officer (principal financial officer and duly authorized officer)